UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Metabolix, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 19, 2016
Dear Stockholder:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Metabolix, Inc. to be held on Thursday, May 19, 2016, at 9:30 a.m., Eastern time, at the offices of Goodwin Procter LLP at Exchange Place, 53 State Street, Boston, MA 02109. Directions to the location of the Annual Meeting can be found at http://ir.metabolix.com/index.cfm.
At this Annual Meeting, you will be asked to elect three Class I Directors for three-year terms and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016. The Board of Directors unanimously recommends that you vote FOR the election of the director nominees and FOR the ratification of the appointment of PricewaterhouseCoopers LLP.
Details regarding the matters to be acted upon at this Annual Meeting appear in the accompanying proxy statement. Please give this material your careful attention.
Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose. You need to vote in accordance with the instructions listed on the proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed voting instruction form for instructions. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.
Very truly yours,
JOSEPH SHAULSON
President and Chief Executive Officer

METABOLIX, INC.
21 Erie Street
Cambridge, Massachusetts 02139
(617) 583-1700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2016

To the Stockholders of Metabolix, Inc.:
The 2016 Annual Meeting of Stockholders of Metabolix, Inc., a Delaware corporation, will be held on Thursday, May 19, 2016, at 9:30 a.m., Eastern time, at the offices of Goodwin Procter LLP at Exchange Place, 53 State Street, Boston, MA 02109, for the following purposes:

1.
To elect three (3) Class I Directors, nominated by the Board of Directors, to the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Proposal 1 relates solely to the election of three (3) Class I Directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation the election of directors nominated by any stockholder of the Company.
Only stockholders of record at the close of business on March 23, 2016, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.
All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose. You need to vote in accordance with the instructions listed on the proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed voting instruction form for instructions. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card.
By Order of the Board of Directors,
SARAH P. CECIL
Secretary
Cambridge, Massachusetts
April 19, 2016

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. YOU NEED TO VOTE IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD. IF SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED VOTING INSTRUCTION FORM FOR INSTRUCTIONS.
IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING MAY BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

METABOLIX, INC.
21 Erie Street
Cambridge, Massachusetts 02139

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held on May 19, 2016
April 19, 2016
Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Metabolix, Inc., a Delaware corporation ("Metabolix" or the "Company"), for use at the Annual Meeting of Stockholders of Metabolix to be held on Thursday, May 19, 2016, at 9:30 a.m., Eastern time, or at any adjournments or postponements thereof (the "Annual Meeting") at the offices of Goodwin Procter LLP at Exchange Place, 53 State Street, Boston, MA 02109. Directions to the location of the Annual Meeting are available at http://ir.metabolix.com/index.cfm. An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2015, is being mailed together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first sent or given to stockholders on or about April 19, 2016.
The purpose of the Annual Meeting is to elect three Class I Directors for three-year terms and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016. Only stockholders of record at the close of business on March 23, 2016 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 27,369,390 shares of common stock, $0.01 par value per share, of the Company ("Common Stock") were issued, outstanding and entitled to vote.

VOTING
The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card in the postage-prepaid envelope enclosed for that purpose in accordance with the instructions listed on the proxy card. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person.
Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by (1) filing with the Secretary of Metabolix, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Metabolix, in accordance with the instructions listed on the proxy card, before the taking of the vote at the Annual Meeting, or (3) if shares are held in a bank or brokerage account and if eligible, by transmitting a subsequent vote over the Internet or by telephone, or (4) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139, Attention: Secretary, so as to be delivered before the taking of the vote at the Annual Meeting.
If your shares are held by a broker on your behalf (that is, in "street name"), you may be required to present an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the Record Date in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy from the holder of record.
The persons named as attorneys-in-fact in the proxies, Joseph Shaulson and Sarah P. Cecil, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting as stated below. When a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications. If a proxy is submitted without giving voting instructions, such shares will be voted:

•	FOR election of the director nominees,

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP, and

•	as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.
The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
If your shares are held in street name, and you do not instruct the broker as to how to vote your shares on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016, the broker may exercise its discretion to vote for or against that proposal. If, however, you do not instruct the broker as to how to vote your shares on Proposal 1 (the election of directors), the broker may not exercise discretion to vote with respect to the election of the nominees. This would be a "broker non-vote" and these shares will not be counted as having been voted on that proposal. Please vote your proxy so your vote can be counted.
Proposal 1: Election of Directors.    Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The three nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to the Board of Directors. Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board by checking the box "For All Except" and marking the nominee's name in the space provided on the proxy card. Proxies that are submitted and not so marked as to withhold authority to vote for a particular nominee will be voted FOR that nominee and will be counted toward such nominee's achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee in accordance with the proxy instructions will not be counted toward such nominee's achievement of plurality.
Proposal 2: Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the shares of common stock cast by the stockholders present in person or represented by proxy at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016. Shares voted to abstain are included in the number of shares present or represented and voting on Proposal 2.
Other Matters.    The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval and all such shares represented by proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. Shares voted to abstain are included in the number of shares present or represented and voting on each matter.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy statement and annual report to stockholders are available for viewing, printing and downloading at http://ir.metabolix.com/index.cfm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 23, 2016: (i) by each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock; (ii) by each of our directors and nominees; (iii) by each of our named executive officers; and (iv) by all of our directors and executive officers as a group. Unless otherwise noted below, the address of each person listed on the table is c/o Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139.

Beneficial Owner	Shares of Common Stock(1)	Options Exercisable Within 60 Days(2)	Warrants Exercisable Within 60 Days (2)	RSUs Vesting Within 60 days(2)	Total Shares Beneficially Owned	Percentage of Outstanding Shares(3)
5% Stockholders:
Jack W. Schuler(4) 28161 North Keith Drive Lake Forest, IL 60045	11,969,795	—	2,996,712	—	14,966,507	49.3%
William P. Scully(5) 771 Manatee Cove Vero Beach, FL 32963	3,166,666	—	—	—	3,166,666	11.6%
Directors, Nominees and Named Executive Officers:
Peter N. Kellogg	—	25,002	—	—	25,002	*
Celeste Beeks Mastin	—	16,667	—	—	16,667	*
Oliver P. Peoples(6)	216,757	78,857	13,113	26,250	334,977	1.2%
Joseph Shaulson(7)	85,085	47,917	31,500	187,983	352,485	1.3%
Anthony J. Sinskey(8)	59,890	25,002	—	—	84,892	*
Matthew Strobeck(9)	2,284,934	16,667	131,103	—	2,432,704	8.8%
Robert L. Van Nostrand	3,333	27,502	—	—	30,835	*
Johan van Walsem(10)	125,780	78,647	10,800	55,377	270,604	1%
All directors and executive officers as a group (11 persons)(11)	2,818,487	401,475	199,629	332,046	3,751,637	13.7%
_______________________________________________________________________________

*	less than 1%.

(1)
Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, and includes voting and/or investment power with respect to shares of our Common Stock. Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares.

(2)	Consists of shares of Common Stock subject to stock options, warrants and restricted stock units ("RSUs") held by the person that are currently vested or will vest within 60 days after March 23, 2016.

(3)
Percentages of ownership are based upon 27,369,390 shares of Common Stock issued and outstanding as of March 23, 2016. Shares of Common Stock that may be acquired pursuant to options, warrants and RSUs that are vested and exercisable within 60 days after March 23, 2016 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.

(4)
Information regarding Mr. Schuler is based solely on a Schedule 13D/A filed with the SEC on June 23, 2015. According to such Schedule 13D/A, Mr. Schuler reported sole voting and dispositive power as to 3,684,008 shares and shared voting and dispositive power as to 11,282,499 shares.

(5)
Information regarding Mr. Scully is based solely on a Schedule 13D/A filed with the SEC on January 7, 2016. According to such Schedule 13D/A, Mr. Scully reported sole voting power and sole dispositive power as to all of the shares.

(6)	Includes 7,806 shares held for Dr. Peoples in the Company's 401(k) plan.

(7)	Includes 8,419 shares held for Mr. Shaulson in the Company's 401(k) plan.

(8)
Includes 8,224 shares owned by Dr. Sinskey's spouse and 1,666 shares owned by a trust over which Dr. Sinskey may be deemed to share voting and investment power. Dr. Sinskey disclaims beneficial ownership of such shares.

(9)
Includes 710,366 shares held by Birchview Fund, LLC and 39,330 shares subject to warrants held by Birchview Fund, LLC. Mr. Strobeck is the sole member of Birchview Capital GP, LLC (the "GP"), the general partner of Birchview Capital, LP (the "Investment Manager"), which is the investment Manager of Birchview Fund, LLC (the "Fund") and the sole member of Birchview Partners, LLC (the "Manager"), which is a member of the Fund. Mr. Strobeck disclaims Section 16 beneficial ownership of the shares of Common Stock held by the Fund (collectively, the "Fund Shares"), except to the extent of his pecuniary interest, if any, in the Fund Shares by virtue of his membership interest in the GP. Also includes 66,664 shares held in accounts for minor children for which Dr. Strobeck serves as a custodian, 14,949 shares held by Dr. Strobeck's spouse as custodian for their children, and 6,819 shares held indirectly by a trust for the benefit of Dr. Strobeck's children. Dr. Strobeck is a trustee of the trust. Dr. Strobeck disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them, if any.

(10)	Includes 8,447 shares held for Mr. van Walsem in the Company's 401(k) plan.

(11)	Includes a total of 50,895 shares held for current executive officers in the Company's 401(k) plan.

PROPOSAL 1
ELECTION OF DIRECTORS
Nominees
The Company's Board of Directors currently consists of seven (7) members. The Board of Directors has fixed the number of directors, as of the date of the Annual Meeting, at seven (7). The Company's amended and restated certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Peter N. Kellogg, Celeste Beeks Mastin and Robert L. Van Nostrand, and recommends that each be elected to the Board of Directors as a Class I Director, each to hold office until the annual meeting of stockholders to be held in the year 2019 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. All of the nominees are Class I Directors whose terms expire at this Annual Meeting. The Board of Directors is also composed of (i) two Class II Directors (Oliver P. Peoples and Joseph Shaulson), whose terms expire at the annual meeting of stockholders to be held in 2017, and (ii) two Class III Directors (Anthony J. Sinskey and Matthew Strobeck), whose terms expire at the annual meeting of stockholders to be held in 2018. Mr. Van Nostrand serves as the Chairman of the Board of Directors.
The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.
Recommendation of the Board
The Board of Directors unanimously recommends that you vote "FOR" the nominees listed below.

The following table sets forth the nominees to be elected at the Annual Meeting and the continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by each such nominee or director, the year each nominee's or continuing director's current term will expire, and each nominee's and continuing director's current class:

Nominee's or Director's Name	Year First Became Director	Position(s) with the Company	Year Current Term Will Expire	Current Director Class
Nominees for Class I Directors:
Peter N. Kellogg	2007	Director	2016	I
Celeste Beeks Mastin	2012	Director	2016	I
Robert L. Van Nostrand	2006	Director	2016	I
Continuing Directors:
Oliver P. Peoples, Ph.D.	1992	Chief Scientific Officer, Director	2017	II
Joseph Shaulson	2013	President, Chief Executive Officer, Director	2017	II
Anthony J. Sinskey, Sc.D.	1992	Director	2018	III
Matthew Strobeck, Ph.D.	2006	Director	2018	III

DIRECTORS AND EXECUTIVE OFFICERS
The Company's executive officers are appointed on an annual basis by, and serve at the discretion of the Board. Each executive officer is a full-time employee of Metabolix. The following table sets forth the directors and executive officers of the Company, their ages, and the positions currently held by each such person with the Company as of the date of this proxy statement:

Name	Age	Position
Peter N. Kellogg(1)	60	Director
Celeste Beeks Mastin(2)(3)	47	Director
Oliver P. Peoples, Ph.D.	58	Chief Scientific Officer, Director
Joseph Shaulson	50	President and Chief Executive Officer, Director
Anthony J. Sinskey, Sc.D.(2)(3)	76	Director
Matthew Strobeck, Ph.D.(1)	43	Director
Robert L. Van Nostrand(1)(2)	59	Chairman of the Board, Director
Charles B. Haaser	60	Chief Accounting Officer and Treasurer
Johan van Walsem	53	Chief Operating Officer
Lynne H. Brum	52	Vice President, Marketing and Corporate Communications
Sarah P. Cecil	64	General Counsel and Secretary
_______________________________________________________________________________

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

BIOGRAPHICAL INFORMATION
Peter N. Kellogg has served as a director of Metabolix since March 2007. He was named Executive Vice President and Chief Financial Officer of Celgene Corporation in August 2014. Previously, Mr. Kellogg was Chief Financial Officer and Executive Vice President of Merck & Co. Inc. since August 2007. From 2000 to 2007, Mr. Kellogg served as Chief Financial Officer and Executive Vice President of Finance (since 2003) at Biogen Idec Inc. and the former Biogen, Inc. Before that, he served as Senior Vice President, PepsiCo E-Commerce at PepsiCo Inc. from March to July 2000 and as Senior Vice President and Chief Financial Officer, Frito-Lay International, from March 1998 to March 2000. From 1987 to 1998, he served in a variety of senior financial, international and general management positions at PepsiCo and the Pepsi-Cola International, Pepsi-Cola North America, and Frito-Lay International divisions. Prior to joining PepsiCo, Mr. Kellogg was a senior consultant with Arthur Andersen & Co. and Booz Allen & Hamilton. He received a BSE from Princeton University in 1978 and an MBA from The Wharton School in 1982. The Board of Directors has concluded that Mr. Kellogg should serve as a director because his experience in finance, biotechnology and branded consumer products will be valuable to Metabolix. Mr. Kellogg brings valuable insights from his current and prior positions that contribute to his role on the Board. He also serves as an important resource on the Audit Committee.
Celeste Beeks Mastin became a director of the Company in January 2012. Ms. Mastin became the CEO of Distribution International, Inc., a supplier of thermal insulation, safety equipment and environmental products, in February 2013. She served from 2008 to 2011 as chief executive officer and during 2007 as chief operating officer of MMI Products, Inc., a wire products manufacturer and distributor of concrete accessories, concrete reinforcement and fencing. Prior to MMI Products, she spent 17 years in the chemical industry. At Ferro Corporation, she held the role of vice president of color and glass performance materials from 2004 to 2006, and the role of vice president of growth and development from 2006 to 2007. Ms. Mastin started her career in sales at Shell Chemical, where she served five years in sales positions of increasing responsibility. Her sales experience expanded at Bostik, Inc., where she held European and later global sales management positions, with her career at Bostik culminating in the role of vice president/general manager of nonwovens. Ms. Mastin holds a bachelor's degree in chemical engineering from Washington State University and a master's degree in business administration from the University of Houston. The Board believes that Ms. Mastin has an impressive track record of accomplishment in the global chemicals and performance materials sector. The Company expects to benefit from her deep operating experience in sales and marketing and proven leadership ability as Metabolix develops and implements effective strategies to commercialize its leading-edge technology in both PHA bioplastics and renewable industrial chemicals.
Oliver P. Peoples, Ph.D., a co-founder of Metabolix, has served as our chief scientific officer since January 2000 and was previously our vice president of research and development. Dr. Peoples has served as a director since June 1992. Before founding Metabolix, Dr. Peoples was a research scientist with the Department of Biology at MIT. The research carried out by Dr. Peoples at MIT established the fundamental tools and methods for engineering bacteria and plants to produce polyhydroxyalkanoates. Dr. Peoples received a Ph.D. in Molecular Biology from the University of Aberdeen, Scotland. The Board believes that Dr. Peoples provides important technical and scientific understanding to the Board's analysis of Company strategy. As Chief Scientific Officer and a founder of the Company, Dr. Peoples has unique information related to the Company's research and technology and has led and directed many of our scientific research and development programs. Dr. Peoples also contributes to the Board's understanding of the intellectual property aspects of the Company's technology platforms.
Joseph Shaulson has served as our President and Chief Executive Officer since January 2014 and as a Director since December 2013. Mr. Shaulson was previously Executive Vice President of Arch Chemicals with responsibility for a variety of global businesses, including Personal Care and Industrial Biocides, Wood Protection, Performance Products and Industrial Coatings. He also led Arch's strategic planning and corporate development functions when he joined the company as Vice President, Strategic Development in 2008. Prior to Arch, Mr. Shaulson served in various leadership positions at Hexcel Corporation, an advanced composites company, including President of the Reinforcements Business Unit. Prior to Hexcel, Mr. Shaulson served as a corporate associate at the law firm of Skadden, Arps, Slate, Meagher & Flom. Mr. Shaulson received a Bachelor of Science degree in Economics and a Master of Business Administration degree from the Wharton School at the University of Pennsylvania, as well as a Juris Doctor degree from the University of Pennsylvania Law School.

The Board of Directors has concluded that Mr. Shaulson should serve as a Director because he is a proven executive who has successfully led and developed global chemical and materials businesses. His broad experience with specialty products in diverse applications and dynamic end markets is valuable for Metabolix as we work to accelerate the progress of our biopolymers business and navigate through the next stage of our development and growth.
Anthony J. Sinskey, Sc.D., a co-founder of Metabolix, has served as a director since June 1992. From 1968 to present, Dr. Sinskey has been on the faculty of MIT. Currently at MIT, he serves as professor of microbiology in the Department of Biology and professor of health sciences and technology in the Harvard-MIT Health Sciences and Technology Program Engineering Systems Division, as well as faculty director of the Center for Biomedical Innovation. Dr. Sinskey serves on the board of directors of Tepha, Inc. (see "Certain Relationships and Related Person Transactions"). Dr. Sinskey received a B.S. from the University of Illinois and a Sc.D. from MIT. The Board believes that, as a faculty member of an academic institution with significant research activity in areas related to the Company's own research, Dr. Sinskey contributes to the Board his scientific knowledge and his awareness of new developments in these fields. Dr. Sinskey's involvement with other start-up and developing enterprises also makes him a valuable Board member.
Matthew Strobeck, Ph.D., served as a director from September 2006 through May 2011. Dr. Strobeck rejoined the Board in March, 2012. Dr. Strobeck is managing partner of Birchview Capital, an investment management firm. Dr. Strobeck was a partner and member of the management committee and advisory board of Westfield Capital Management from 2008 until 2011, having served as a member of the investment team, specializing in healthcare and life sciences, from May 2003 to June 2008. Dr. Strobeck is a member of the board of directors of Accelerate Diagnostics, Inc. Dr. Strobeck also serves on the board of directors of Tepha, Inc. (see "Certain Relationships and Related Person Transactions"). Dr. Strobeck received his B.S. from St. Lawrence University, a Ph.D. from the University of Cincinnati, a S.M. from Harvard University/MIT Health Sciences Technology Program, and a S.M. from the MIT Sloan School of Management. The Board believes that Dr. Strobeck's insights as a professional investor in life science companies are extremely valuable in helping Metabolix to strategically manage its technology portfolio to best realize the economic potential of our scientific opportunities.
Robert L. Van Nostrand is a consultant who has served as a director since October 2006 and as Chairman of the Board since 2013. From January 2010 to July 2010, he was executive vice president and chief financial officer of Aureon Laboratories, Inc. From July 2007 until September 2008, Mr. Van Nostrand served as executive vice president and chief financial officer of AGI Dermatics, Inc. Mr. Van Nostrand was with OSI Pharmaceuticals, Inc. from 1986 to 2007, serving as senior vice president and chief compliance officer from May 2005 until July 2007, and as the vice president and chief financial officer from 1996 through 2005. Prior to joining OSI, Mr. Van Nostrand was in a managerial position with Touche Ross & Co. (currently Deloitte and Touche). Mr. Van Nostrand serves on the board of directors and is chairman of the audit committee and a member of the compensation committee of Achillion Pharmaceuticals, Inc. (since 2007), serves on the board of directors and is chairman of the audit committee of Intra-Cellular Therapies, Inc. (since January 2014), serves on the boards of directors of Enumeral Biomedical, Inc. (since December 2014) and the Biomedical Research Alliance of New York (BRANY) (since 2011), and served on the board of directors and as chair of the audit committee of Apex Bioventures, Inc. from 2006 to 2009. Mr. Van Nostrand received a B.S. in Accounting from Long Island University, New York, completed advanced management studies at the Wharton School, and he is a Certified Public Accountant. The Board believes that the Company is very fortunate to have Mr. Van Nostrand serve as a director and as Chairman of our Audit Committee because of the depth of his experience and expertise in financial reporting and corporate compliance, as well as his operational experience.
Charles B. Haaser became the Company's Chief Accounting Officer effective November 3, 2014, after serving as the Company’s Corporate Controller since 2008. Mr. Haaser has more than thirty years of experience in accounting and finance, primarily working for publicly traded U.S. companies. Before joining Metabolix, Mr. Haaser was the Corporate Controller of Indevus Pharmaceuticals, Inc. from 2006 to 2008. He was the Corporate Controller and Principal Accounting Officer at ABIOMED, Inc. from 1998 to 2006 and additionally served as ABIOMED’s Acting Chief Financial Officer from 2003 to 2006. From 1997 to 1998 Mr. Haaser was controller for Technical Communications Corporation and from 1986 to 1997 was the Director of Finance at ISI Systems, Inc. From 1984 to 1986 Mr. Haaser was an auditor in the commercial audit division of Price Waterhouse LLP (now PricewaterhouseCoopers LLP). Mr. Haaser received a bachelor’s degree in business administration (finance) from the University of Notre Dame, an MBA from Northeastern University and a Masters of Science in Taxation from Bentley University. Mr. Haaser became a Certified Public Accountant in 1997.
Johan van Walsem, chief operating officer since July 2013, returned to Metabolix in August 2009 as vice president of strategy and commercial development, following a 16 month period as senior vice president, R&D and bioprocessing at Joule Biotechnologies, a clean technology start-up company. Previously, Mr. van Walsem served as our vice president of manufacturing, development and operations from October 2003 until April 2008, and was our director of manufacturing and development from September 2001 to October 2003. Before joining Metabolix, Mr. van Walsem was senior biochemical engineer with Montec Research, a division of Resodyn Corporation, where he was responsible for fermentation technology development. Prior to that, Mr. van Walsem worked with AECI Bioproducts in South Africa in technology management and new product development. Mr. van Walsem received a master's degree in Chemical Engineering from the University of Pretoria (South Africa) and an M.B.A. from the University of South Africa. He is a registered professional engineer with the Engineering Council of South Africa and a senior member of AIChE (American Institute of Chemical Engineers).
Lynne H. Brum has served as vice president, marketing and corporate communications, of the Company since November, 2011. Prior to joining Metabolix, in 2010 to 2011 she was a communications consultant and served in various roles including as a freelance project director for Seidler Bernstein Inc. Ms. Brum served from 2007 to 2009 as an executive vice president at Porter Novelli Life Sciences, a subsidiary of global PR firm, Porter Novelli International. Prior to that, Ms. Brum was responsible for corporate communications, investor relations and brand management for Vertex Pharmaceuticals, Inc. from 1994 to 2007 in various positions, including vice president of strategic communications. Ms. Brum was also a vice president at Feinstein Kean Healthcare and was part of the communications team at Biogen, Inc. (now Biogen Idec). Ms. Brum holds a bachelor's degree in biological sciences from Wellesley College and a master's degree in business administration from Simmons College's School of Management.
Sarah P. Cecil has served as legal counsel to Metabolix since July 2005 and as general counsel since the Company's initial public offering in November 2006. Previously, she was corporate counsel at Vertex Pharmaceuticals from 1992 until 2001, and at Biogen, Inc. from 1985 until 1991. Ms. Cecil's previous legal practice has also included clients in the food ingredients, computer services and clinical research industries, as well as several biotechnology companies. Ms. Cecil received an A.B. from Brown University, and she was a C.P.A. with Price Waterhouse (now PricewaterhouseCoopers) before obtaining a J.D. from Harvard Law School.

CORPORATE GOVERNANCE AND BOARD MATTERS
Independence of Members of the Board of Directors
The Board of Directors has determined that each of the Company's non-employee directors (Mr. Kellogg, Ms. Mastin, Dr. Sinskey, Dr. Strobeck, and Mr. Van Nostrand) is independent within the meaning of the director independence standards of The NASDAQ Stock Market, LLC. ("NASDAQ") and the Securities and Exchange Commission ("SEC"), including rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Furthermore, the Board of Directors has determined that each member of each of the Audit, Compensation and Nominating and Corporate Governance committees of the Board of Directors is independent within the meaning of the director independence standards of NASDAQ and the SEC, and that each member of the Audit Committee meets the heightened director independence standards for audit committee members as required by the SEC. In evaluating the independence of the directors, the Board considered the relationships of Dr. Sinskey and Dr. Strobeck as stockholders and members of the board of directors of Tepha, Inc. The Board determined that these relationships did not impair the independence of Dr. Sinskey or Dr. Strobeck. See "Certain Relationships and Related Person Transactions."
At least annually, a committee of the Board of Directors evaluates all relationships between the Company and each director in light of relevant facts and circumstances for the purpose of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director's ability to satisfy his responsibilities as an independent director.

Executive Sessions
The Board of Directors generally holds executive sessions of the independent directors following regularly scheduled in-person meetings of the Board of Directors, at least four times a year. Executive sessions do not include any employee directors of the Company.
Board Leadership Structure
Robert L. Van Nostrand serves as our non-executive chairman of the board. Since March 2008, we have maintained a leadership structure with the non-executive chairman separate from the chief executive officer, although the Board of Directors has no formal policy with respect to the separation of such offices. Our Board of Directors believes that having separate offices of the chairman and chief executive officer currently functions well and is the appropriate leadership structure for our Company. While the Board of Directors may combine these offices in the future if it considers such a combination to be in the best interest of the Company, it currently intends to retain this structure. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management.
The Board of Directors' Role in Risk Oversight
The risk oversight function of the Board is carried out by both the Board and its committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to manage them. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each, and oversees management of risks associated with environmental, health and safety, and other compliance matters. Our Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest.
Compensation Risk Assessment
The Compensation Committee believes that our employee compensation policies and practices are not structured to be reasonably likely to present a material adverse risk to the Company. We believe we have allocated our compensation among base salary and short- and long-term incentive compensation opportunities in such a way as to not encourage excessive or inappropriate risk-taking by our executives and other employees. We also believe our approach to goal setting and evaluation of performance results reduce the likelihood of excessive risk-taking that could harm our value or reward poor judgment.
Policies Governing Director Nominations
Director Qualifications
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing, from time to time, the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the current make-up of the Board of Directors and selecting or recommending to the Board of Directors, nominees for election as Directors. This assessment includes consideration of the following minimum qualifications set forth in our Corporate Governance Guidelines that can be found in the corporate governance section of our website at http://ir.metabolix.com/governance.cfm:

•	The director shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.

•	The director shall be highly accomplished in his or her respective field, with superior credentials and recognition.

•	The director shall be well regarded in the community and shall have a long-term reputation for the high ethical and moral standards.

•	The director shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve.

•	To the extent such director serves or has previously served on other boards, the director shall have a demonstrated history of actively contributing at board meetings.
The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	An understanding of and experience in the biotechnology, plastics, chemicals or agricultural industries;

•	An understanding of and experience in accounting oversight, governance, finance, marketing or regulatory affairs; and

•	Leadership experience with public companies or other significant organizations.
These factors and others are considered useful by the Board of Directors, and are reviewed in the context of an assessment of the perceived needs of the Board of Directors at a particular point in time. While the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, and backgrounds.
Process for Identifying and Evaluating Director Nominees
The Board of Directors is responsible for selecting and nominating candidates for election as directors but delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors or members of management will be requested to take part in the process as appropriate.
Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee discusses and evaluates the qualities and skills of each candidate, taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board's approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board's appointment to the committees of the Board.
Procedures for Recommendation of Nominees by Stockholders
The Nominating and Corporate Governance Committee will consider director candidates who are recommended by the stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director candidates, shall follow the procedures set forth in the Company's Corporate Governance Guidelines found on our website at http://ir.metabolix.com/governance.cfm. The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's Annual Meeting.
Such recommendation for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on the Company's books and records, and of such record holder's beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name and address of the individual recommended for consideration as a director nominee (a "Director Nominee");

•	The principal occupation of the Director Nominee;

•	The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the stockholder making the recommendation;

•
All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected); and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director.
Nominations must be sent to the attention of the Secretary of the Company by U.S. Mail (including courier or expedited delivery service) to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139 or by facsimile at (617) 583-1767. The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominees shall not be counted.
Policy Governing Stockholder Communications with the Board of Directors
The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication (as that term is defined by the rules of the SEC). Stockholders may send such communication to the attention of the Chairman of the Board or to the attention of the individual director by U.S. Mail (including courier or expedited delivery service) to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139 or by facsimile at (617) 583-1767. The Company will forward any such stockholder communication to the Chairman of the Board, as a representative of the Board, and/or to the director to whom the communication is addressed.
Policy Governing Director Attendance at Annual Meetings of Stockholders
Our policy is to schedule a regular meeting of the Board of Directors on the same date as the Company's annual meeting of stockholders and, accordingly, directors are encouraged to be present at our stockholder meetings. Each person who was a director of the Company at the time of the 2015 annual meeting of stockholders attended that meeting.
Code of Business Conduct and Ethics
The Company has adopted the Code of Business Conduct and Ethics ("Code of Business Conduct") as its "code of ethics" as defined by regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (and in accordance with the NASDAQ requirements for a "code of conduct"), which applies to all of the Company's directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Company's website at http://www.metabolix.com under "Investor Relations—Corporate Governance." A copy of the Code of Business Conduct may also be obtained free of charge from the Company upon a request directed to Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its directors by posting such information on its website at http://www.metabolix.com under "Investor Relations—Corporate Governance."

THE BOARD OF DIRECTORS AND ITS COMMITTEES
Board of Directors
The Board of Directors held eight meetings during the year ended December 31, 2015. In addition, there were numerous conference calls for informational updates and discussion. During the year ended December 31, 2015, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees has a charter that has been approved by the Board of Directors. A current copy of each charter is available on the Company's website at http://www.metabolix.com under "Investor Relations—Corporate Governance." Each committee reviews the appropriateness of its charter periodically, as conditions dictate. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.
In addition, the Board of Directors may appoint other committees from time to time. During 2015 the Board appointed a pricing committee, comprised of independent directors, to consider and approve various matters relating to the Company's financing transactions. Mr. Kellogg and Mr. Van Nostrand were the members of the pricing committee, which met twice during 2015.
Audit Committee
Mr. Van Nostrand, Mr. Kellogg and Dr. Strobeck serve on the Audit Committee. Mr. Van Nostrand is the chairman of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Company's and NASDAQ's director independence standards and the SEC's heightened director independence standards for Audit Committee members as determined under the Exchange Act. The Board of Directors has also determined that Mr. Kellogg and Mr. Van Nostrand also qualify as "Audit Committee financial experts" under the rules of the SEC. The Audit Committee met five times during the year ended December 31, 2015.
The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth in its charter, including but not limited to:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns; and

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.
Compensation Committee
Dr. Sinskey, Ms. Mastin and Mr. Van Nostrand serve on the Compensation Committee. Dr. Sinskey is the chairman of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Company's, SEC's and NASDAQ's director independence standards. The Compensation Committee held four meetings during the year ended December 31, 2015. The Compensation Committee's responsibilities include:

•	annually reviewing and approving goals and objectives relevant to compensation of our executive officers, including the chief executive officer;

•	evaluating the performance of our chief executive officer and other executive officers in light of such goals and objectives;

•	determining the compensation of our chief executive officer and other executive officers;

•
reviewing and approving, for the chief executive officer and the other executive officers of the Company, any employment agreements, severance arrangements, and change in control agreements or provisions;

•	overseeing the administration of our incentive-based and equity-based compensation plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.
Nominating and Corporate Governance Committee
Ms. Mastin and Dr. Sinskey serve on the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Company's, SEC's and NASDAQ's director independence standards. The Nominating and Corporate Governance Committee did not hold any meetings during the year ended December 31, 2015, but did take action by written consent. The Nominating and Corporate Governance Committee's responsibilities include:

•	developing and recommending to the Board criteria for Board and committee membership;

•	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

•	developing succession plans for the Board;

•	developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board and its committees.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2015, Dr. Sinskey, Ms. Mastin, and Mr. Van Nostrand served as members of the Compensation Committee. During 2015, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table summarizes the compensation earned during the years ended December 31, 2015 and 2014 by our "principal executive officer" and the two other most highly paid executive officers who were serving as executive officers on December 31, 2015 (our named executive officers):

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Joseph Shaulson,	2015	$350,000	—	$762,300	—	$210,000	$71,925	$1,394,225
President and	2014	$348,674	—	$327,000	$31,525	$208,000	$71,700	$986,899
Chief Executive Officer

Johan van Walsem,	2015	$295,000	—	$573,300	—	$177,000	$11,925	$1,057,225
Chief Operating Officer	2014	$295,000	—	—	—	$176,000	$11,700	$482,700

Oliver P. Peoples, Ph.D.,	2015	$240,000	—	$396,900	—	$144,000	$11,925	$792,825
Chief Scientific Officer	2014	$225,091	—	—	—	$143,000	$11,700	$379,791
_______________________________________________________________________________

(1)
The amounts listed in the "Stock Awards" and "Option Awards" columns do not represent the actual amounts paid in cash to or value realized by the named executive officers. These amounts represent the aggregate grant date fair value of restricted stock units and stock option awards for each individual computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 to our 2015 Consolidated Financial Statements, and Note 13 to our 2014 Consolidated Financial Statements included in our Annual Reports on Form 10-K for the years ended December 31, 2015 and 2014, respectively.

(2)
2015 Non-Equity Incentive Plan Compensation represents bonus amounts paid in March 2016 based on the Compensation Committee's review of corporate performance for fiscal 2015 pursuant to the Company's executive cash incentive performance bonus program described in the Narrative Disclosure below. 2014 Non-Equity Incentive Plan Compensation represents bonus amounts paid in March 2015 based on the Compensation Committee's review of corporate and individual performance for fiscal 2014 pursuant to the Company's executive cash incentive performance bonus program. Mr. Shaulson and Mr. van Walsem elected to receive $208,000 and $26,400, respectively, of their cash bonuses in the form of RSUs valued at 2.5 times the converted bonus amount, vesting one year after the date of grant.

(3)
Other Compensation for 2015 includes the value of the Company's Common Stock contributed to the Company's 401(k) plan as a matching contribution. In Mr. Shaulson's case, Other Compensation also includes $60,000 paid to him for temporary living and commuting costs.

Narrative Disclosure to Summary Compensation Table
Base Salaries
Base salary levels for the named executive officers remained unchanged during 2015 as compared to 2014. Since 2008 there have been no increases in base salaries for the named executive officers other than in connection with promotions.
Pay for Performance
Executive bonuses are based on overall corporate performance, to recognize and reward the teamwork of the named executive officers in advancing corporate goals, although the Compensation Committee retains the discretion to adjust individual bonus amounts in exceptional cases. Keeping both base salaries and target bonus percentages unchanged over the years as peer group salaries have risen resulted in cash incentives, as well as base salaries, for our executives being generally below market. Therefore the Compensation Committee increased named executive officer target bonuses to 75% of base salary beginning in 2015.

In 2015, the Company's corporate goals were to:

•	Execute the Company's biopolymers business strategy;

•	Secure financing;

•	Build a specialty materials business culture; and

•	Maintain focus and manage the Company's cash usage rate.
In early 2016 the Compensation Committee reviewed corporate performance for 2015 and determined that the Company's successes in manufacturing, cash management and obtaining financing were partially offset by commercial progress that was below expectations. The goal of executing the biopolymers commercial strategy were subjectively weighted more heavily than the other goals. As a result, the committee decided to base 2015 bonuses on an overall Company performance rating of 80%, as compared to 85% for 2014. Bonuses for the named executive officers were determined by applying the 2015 corporate performance rating (80%) to each individual's target bonus amount (75% of the respective base salary).
Long-Term Incentives
After completing a review of executive equity compensation in March 2015, the Compensation Committee decided to award long-term incentives in 2015 in the form of restricted stock units (“RSUs”) rather than stock options, as had been the Company’s previous practice. The committee concluded that, under current circumstances, RSUs would provide a stronger incentive and retention tool than stock options. In determining the number of RSUs to be awarded, the committee sought to provide a long-term incentive value for our named executive officers ranging from approximately 85% to 150% of base salary per year. Because no equity incentives were granted to executives during 2014, the 2015 grants were generally twice the annual target amount, adjusted in Mr. Shaulson's case to take into account the equity awards made to him in connection with the commencement of his employment. RSUs vesting in four (4) equal annual installments over a period of four (4) years from the date of grant were awarded as follows:

Named Executive Officer	Number of RSUs
Joseph Shaulson	201,667
Johan van Walsem	151,667
Oliver P. Peoples	105,000

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes stock option and restricted stock awards held by our named executive officers at December 31, 2015:

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Units of Stock That Have Not Vested ($)(2)
Joseph Shaulson
	12/19/2013		—	191,667	$7.98	12/19/2023
	1/2/2014								100,000	$154,000
	4/1/2015	(4)					137,566	211,852	—	—
	4/1/2015	(5)					201,667	310,567	—	—
Johan van Walsem
	8/21/2009		8,334	—	$63.24	8/21/2019	—	—	—	—
	5/27/2010		7,500	—	$86.94	5/27/2020	—	—	—	—
	5/19/2011		7,500	—	$43.50	5/19/2021	—	—	—	—
	2/1/2012		14,063	937	$15.96	2/1/2022	—	—	—	—
	9/18/2012		20,833	—	$9.30	9/18/2022	—	—	—	—
	5/30/2013		7,293	4,374	$10.14	5/30/2023	—	—	—	—
	7/22/2013		9,375	7,292	$8.88	7/22/2023	—	—	—	—
	4/1/2015	(4)					17,460	26,888	—	—
	4/1/2015	(5)					151,667	233,567	—	—
Oliver P. Peoples
	5/17/2007		6,667	—	$143.94	5/17/2017	—	—	—	—
	3/5/2008		6,667	—	$90.00	3/5/2018	—	—	—	—
	5/28/2009		6,667	—	$41.58	5/28/2019	—	—	—	—
	5/27/2010		7,500	—	$86.94	5/27/2020	—	—	—	—
	5/19/2011		7,501	—	$43.50	5/19/2021	—	—	—	—
	2/1/2012		14,063	937	$15.96	2/1/2022	—	—	—	—
	9/18/2012		20,833	—	$9.30	9/18/2022	—	—	—	—
	5/30/2013		7,293	4,374	$10.14	5/30/2023	—	—	—	—
	4/1/2015	(5)					105,000	161,700	—	—

_______________________________________________________________________________

(1)
All stock options that are not yet fully exercisable vest in equal quarterly installments over a period of four years from the grant date, except for Mr. Shaulson's stock option. Mr. Shaulson's stock option was granted to him in connection with his agreement to serve as a member of the Company's Board on the date of grant and as an inducement for him to accept employment with the Company as its President and Chief Executive Officer. This option has a four-year vesting schedule in which 25%, 25% and 50% of the option vests on the 2nd, 3rd and 4th anniversary dates, respectively, of Mr. Shaulson commencing employment.

(2)	The aggregate market value of the unvested RSUs as shown in the table is based on $1.54 per share, the closing price per share of the Company’s common stock on December 31, 2015.

(3)
These RSUs were issued to Mr. Shaulson pursuant to his employment contract. The RSUs were to vest in various percentages over three years (subject to continued vesting upon termination without cause and other employment termination events) once certain Company stock price and/or revenue based targets were achieved, subject to forfeiture if the targets were not achieved by January 2, 2016. The targets were not achieved by that date, and accordingly these RSUs were forfeited.

(4)
Mr. Shaulson and Mr. van Walsem elected to receive $208,000 and $26,400, respectively, of their 2014 cash bonuses in the form of RSUs valued at 2.5 times the converted bonus amount. These RSUs will vest in full one (1) year after the grant date; provided, however, that if prior to the vesting date the grantee’s employment is terminated by the Company for cause or the grantee voluntarily terminates his employment with the Company, such RSUs will be forfeited and will not vest.

(5)	These RSUs will vest in four equal annual installments over a period of four years from the grant date.

Executive Employment Agreements
Joseph Shaulson. The Company has an employment contract with Joseph Shaulson, our chief executive officer, which will expire on January 2, 2017. The agreement will automatically renew from year to year unless either party gives written notice of non-renewal. Under the agreement, Mr. Shaulson receives the following compensation in connection with his service as the president and CEO: an annual base salary of $350,000, subject to increase to $425,000 if the Company achieves certain revenue targets, and an annual cash bonus of up to 140% of base salary with a target bonus of no less than 70% of base salary, subject to the achievement of performance goals.
If during the term of the agreement Mr. Shaulson's employment is terminated without cause or he terminates his employment for good reason (as defined in the agreement), Mr. Shaulson will be entitled to severance of 1.7 times his base salary, provided that he signs and does not revoke a general release. In addition, the vesting of all unvested equity will continue as scheduled, and the exercise period for all equity awards will be extended. The agreement provides that if Mr. Shaulson's employment is terminated after a change of control of the Company, instead of the foregoing severance benefits the vesting of all unvested equity will be accelerated, and he will receive a lump sum payment equal to two times the sum of (A) his then current base salary plus (B) either the average of the bonuses received by him (if any) for the two immediately preceding fiscal years, or, if the second year bonus has not yet been determined, his target bonus of 70% of base salary. If any portion of the severance payments, benefits and vesting constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, the Company will make an additional gross-up payment of up to $500,000 that, after reduction for all taxes with respect to such gross-up payment, equals the excise tax with respect to the excess parachute payments.
Johan van Walsem. The Company has an employment agreement with Johan van Walsem, chief operating officer, expiring on August 17, 2016. The agreement will automatically renew from year to year unless either party gives written notice of non-renewal. The agreement includes minimum salary and target bonus percentage levels and provides that Mr. van Walsem is eligible to receive a performance bonus of up to 150% of his base salary, depending on the Compensation Committee's assessment of achievement of individual and Company goals. Pursuant to the terms of the agreement with Mr. van Walsem, if the Company terminates Mr. van Walsem's employment without "cause" or if he terminates his employment for "good reason" (each, as defined in the agreement), in addition to any accrued obligations, and contingent on the executive's provision of a timely and complete release of claims against the Company, for the period of twelve months following the termination he will be entitled to continuation of his base salary and payment of COBRA premiums. If the Company terminates Mr. van Walsem's employment without cause or if the executive terminates his employment for "good reason" within the 12-month period immediately following, or the 6-month period immediately prior to, a "change of control" (as defined in the agreement), in addition to any accrued obligations and subject to certain conditions: (i) for a period of twelve months following the termination, the Company will continue Mr. van Walsem's base salary and payment of COBRA premiums, and (ii) vesting of all of Mr. van Walsem's equity will be accelerated, subject to certain conditions. To the extent Mr. van Walsem would be subject to tax under Section 4999 of the Internal Revenue Code as a result of company payments and benefits, the payments and benefits will be reduced if the reduction would maximize his total after-tax payments.
Oliver P. Peoples. The Company has an employment agreement with Oliver P. Peoples, chief scientific officer. The agreement includes a minimum salary level and provides that Dr. Peoples will be eligible to receive annual bonuses based on individual and Company performance. Pursuant to the terms of Dr. Peoples' agreement, if the Company terminates Dr. Peoples' employment without "cause" or if Dr. Peoples terminates his employment for "good reason" (each, as defined in the agreement), he will be entitled to a lump-sum cash payment equal to 24 months' base salary and a pro rata portion of the target bonus for the year in which termination occurs, plus payment of COBRA premiums for 24 months. If the Company terminates Dr. Peoples' employment without cause or if Dr. Peoples terminates his employment for "good reason" within the twenty-four month period immediately following, or the two month period immediately prior to, a "change of control" (as defined in the agreement), in addition to any accrued obligations, and subject to certain conditions, Dr. Peoples will receive: (i) a lump-sum cash payment equal to two times the sum of his then-current base salary plus 50% of his then-current target bonus, (ii) payment of COBRA premiums for 24 months, and (iii) full vesting of his stock options. To the extent Dr. Peoples would be subject to tax under Section 4999 of the Internal Revenue Code as a result of company payments and benefits, the payments and benefits will be reduced if the reduction would maximize his total after-tax payments.
Noncompetition Agreements. Mr. Shaulson signed an employee noncompetition, nondisclosure and inventions agreement which prohibits him, during his employment by us and for a period of one year thereafter, from engaging in certain business activities which are directly or indirectly in competition with the products or services being developed, manufactured, marketed, distributed, planned, or sold by the Company during the term of his employment. Each of our other named executive officers has signed an employee noncompetition, nondisclosure and inventions agreement prohibiting the executive, during his or her employment by us and for a period of two years thereafter, from engaging in certain business activities which are directly or indirectly in competition with the products or services being developed, manufactured, marketed, distributed, planned, sold or otherwise provided by us or which are in any way directly or indirectly detrimental to our business.
DIRECTOR COMPENSATION
The following table summarizes the compensation earned by our non-employee directors in 2015:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Peter N. Kellogg	$35,000	$27,875	$62,875
Celeste Beeks Mastin	$40,000	$27,875	$67,875
Anthony J. Sinskey, Sc.D.	$45,000	$27,875	$72,875
Matthew Strobeck, Ph.D.	$17,500	$27,875	$45,375
Robert L. Van Nostrand	$50,000	$69,688	$119,688
_______________________________________________________________________________

(1)	Represents fees for the year 2015. All such fees were paid during 2015. Mr. Strobeck has waived all cash compensation for Board and committee membership beginning with the third quarter of 2015.

(2)
Represents the aggregate grant date fair value of RSU awards for each individual computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 to our 2015 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. In January 2016 Mr. Strobeck relinquished all rights and interests in the RSU that was granted to him in September 2015.

Narrative to Director Compensation Table
Under the Company's policy for compensation of non-employee directors, each non-employee member of our Board of Directors is entitled to an annual retainer of $30,000. In addition, the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are entitled to an additional annual retainer of $15,000, $10,000 and $10,000, respectively. Each non-employee director serving as a member but not chair of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an annual retainer of $5,000.
In 2015, after a review of the Company's historical equity incentive program for non-employee directors and an informal review of director compensation at selected peer companies, the Board awarded RSUs under the Company's 2014 Stock Option and Incentive Plan to the non-employee directors for the numbers of shares set forth below:
Chairman of the Board        31,250 RSUs
Each other Non-Employee Director    12,500 RSUs
These RSUs will vest in full on May 28, 2016 (one (1) year after the date of the 2015 annual meeting of stockholders); provided, however, that if prior to the vesting date the grantee’s membership on the Board of Directors is terminated by the Company for cause or the grantee voluntarily resigns from the Board of Directors of the Company, the RSUs will be forfeited and will not vest. As of December 31, 2015, our non-employee directors had outstanding stock options and RSUs as follows:

Name	Stock Options Outstanding	RSUs Outstanding
Peter N. Kellogg	25,002	12,500
Celeste Beeks Mastin	16,667	12,500
Anthony J. Sinskey, Sc.D.	25,002	12,500
Matthew Strobeck, Ph.D.	16,667	12,500
Robert L. Van Nostrand	27,502	31,250

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all the Company's existing equity compensation plans as of December 31, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	1,899,239	$14.1077	3,187,115
Equity compensation plans not approved by stockholders(2)	291,667	$5.2440	—
_______________________________________________________________________________

(1)
Consists of the 2005 Stock Option and Incentive Plan, the 2006 Stock Option and Incentive Plan and the 2014 Stock Option and Incentive Plan. For a description of these plans see Note 12 to our 2015 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(2)
Includes a stock option granted to Mr. Shaulson in connection with his agreement to serve as a member of the Company's Board on the date of grant and as an inducement for him to accept employment with the Company as its President and Chief Executive Officer and RSUs issued to Mr. Shaulson pursuant to his employment contract. The stock option has a four-year vesting schedule in which 25%, 25% and 50% of the option vests on the 2nd, 3rd and 4th anniversary dates, respectively, of Mr. Shaulson commencing employment. The RSUs were to vest in various percentages over three years (subject to continued vesting upon termination without cause and other employment termination events) once certain Company stock price and/or revenue based targets were achieved, subject to forfeiture if the targets were not achieved by January 2, 2016. The targets were not achieved by that date, and accordingly these RSUs were forfeited.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The charter of the Nominating and Corporate Governance Committee provides that the committee shall conduct an appropriate review of all related party transactions (including those required to be disclosed pursuant to Item 404 of Regulation S-K) for potential conflict of interest situations on an ongoing basis, and the approval of that committee shall be required for all such transactions.
Also, under the Company's Code of Business Conduct, any transaction or relationship that reasonably could be expected to give rise to a conflict of interest involving an employee must be reported promptly to the Company's General Counsel, who has been designated as the Company's Compliance Officer. The Compliance Officer may notify the Board of Directors or a committee thereof as she deems appropriate. Actual or potential conflicts of interest involving a director, executive officer or the Compliance Officer must be disclosed directly to the Chairman of the Board of Directors.
The transactions set forth below were approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors. The Company believes that it has executed all of the transactions set forth below on terms no less favorable to us than could have been obtained from unaffiliated third parties.
Metabolix has agreements with Tepha, Inc. ("Tepha") under which Metabolix licensed certain technology to Tepha. Dr. Sinskey and Dr. Strobeck, members of our Board of Directors, serve on the board of directors of Tepha, Dr. Peoples, Dr. Sinskey, and Dr. Strobeck are stockholders of Tepha, and Metabolix owns 648,149 shares of Tepha's Series A redeemable convertible preferred stock. The agreements with Tepha contain provisions for sublicense maintenance fees to be paid to Metabolix and for product-related milestone payments. Under the agreements,

Metabolix also receives royalties on net sales of licensed products and sublicensing revenues received by Tepha, subject to a minimum payment each year. Metabolix recognized license and royalty revenues of approximately $578,000 from Tepha for the year ended December 31, 2015. The Company believes that the terms of the agreements with Tepha are no less favorable to us than license agreements that might be entered into with an independent third party.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee for the last fiscal year consisted of Mr. Van Nostrand, Chairman, Mr. Kellogg and Dr. Strobeck. The Audit Committee has the responsibility and authority described in the Metabolix Audit Committee Charter, which has been approved by the Board of Directors. A copy of the Audit Committee Charter is available on our website at http://www.metabolix.com under "Investor Relations—Corporate Governance—Essential Governance Documents." The Board of Directors has determined that the members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the NASDAQ Stock Market, and that Mr. Van Nostrand and Mr. Kellogg each qualify as an "Audit Committee financial expert" under the rules of the SEC. The Audit Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with both the management of the Company and PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed the Company's quarterly financial statements for the first three fiscal quarters during the fiscal year ended December 31, 2015 and discussed them with both the management of the Company and PricewaterhouseCoopers LLP prior to including such interim financial statements in the Company's quarterly reports on Form 10-Q and its other filings with the SEC.
The Audit Committee reviewed with PricewaterhouseCoopers LLP their judgments as to the application of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, has discussed with PricewaterhouseCoopers LLP their independence from management and the Company, and has considered the compatibility with PricewaterhouseCoopers LLP's independence as auditors of any non-audit services performed for the Company by PricewaterhouseCoopers LLP.
The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for their audit. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations and their evaluations of the Company's financial reporting.
The Audit Committee has also evaluated the performance of PricewaterhouseCoopers LLP, including, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services during the fiscal year ended December 31, 2015. Information about PricewaterhouseCoopers LLP's fees for the fiscal year ended December 31, 2015 is discussed below in this Proxy Statement under "Independent Registered Public Accountants."
The Audit Committee met five times during fiscal year 2015. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the SEC, and the Board of Directors approved such inclusion.
Respectfully submitted by the Audit Committee,
Robert L. Van Nostrand, Chairman
Peter N. Kellogg
Matthew Strobeck, Ph.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of the Board of Directors selected the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to serve as independent auditors for the fiscal year ended December 31, 2015. PricewaterhouseCoopers LLP has served as the Company's independent auditors for at least the past ten years. In accordance with related requirements, PricewaterhouseCoopers LLP periodically changes certain personnel who work on the audit of the Company.
Fees
The following sets forth the aggregate fees billed by PricewaterhouseCoopers LLP to the Company during the years ended December 31, 2015 and 2014:
Audit Fees
Fees related to audit services were approximately $525,915 for the year ended December 31, 2015 and $508,481 for the year ended December 31, 2014. These fees relate to the audits of the Company's financial statements for the years ended December 31, 2015 and 2014, quarterly review procedures on the Company's financial statements during the years ended December 31, 2015 and 2014, and consents in connection with benefit plan registration statements.
Audit Related Fees
There were no audit related fees for the years ended December 31, 2015 or 2014.
Tax Fees
PricewaterhouseCoopers LLP billed no fees for tax services for the fiscal years ended December 31, 2015 and 2014.
All Other Fees
PricewaterhouseCoopers LLP billed $1,800 for each of the years ended December 31, 2015 and 2014, for the Company's license of PricewaterhouseCoopers LLP's accounting research tool.
Pre-Approval Policy of the Audit Committee
All of the services performed by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2015 and 2014 were pre-approved in accordance with the pre-approval policy set forth in the Audit Committee Charter. The Audit Committee pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the independent registered public accounting firm (including the fees and terms thereof), except where such services are determined to be de minimis under the Exchange Act, giving particular attention to the relationship between the types of services provided and the independent registered public accounting firm's independence.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Although shareholder approval of the selection of an independent registered public accounting firm is not required by law, our Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection. Unless it determines otherwise, as described below, our Audit Committee expects to appoint PricewaterhouseCoopers LLP to perform the independent audit, review and attestation services with respect to our financial statements for the fiscal year ending December 31, 2016.
If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider the selection of PricewaterhouseCoopers LLP for the ensuing fiscal year, but may determine that continued retention of PricewaterhouseCoopers LLP is in our Company's and our stockholders' best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company's and our stockholders' best interests.
We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.
Recommendation of the Board
        The Board of Directors unanimously recommends that you vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016.

OTHER MATTERS
The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING
Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for its 2017 annual meeting must be received by Metabolix on or before December 20, 2016 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to our principal executive offices: Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary.
Stockholder proposals to be presented at the Company's 2017 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for its 2017 annual meeting, must be received in writing at our principal executive office not earlier than January 19, 2017, nor later than February 18, 2017, unless our 2017 annual meeting of stockholders is scheduled to take place before April 19, 2017 or after July 18, 2017. Our By-Laws state that the stockholder must provide timely written notice of such nomination or proposal as well as be present at such meeting, either in person or by a representative. A stockholders' notice shall be timely received by Metabolix at its principal executive office not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if received by Metabolix at its principal executive office not later than the close of business on the later of (a) the ninetieth (90th) day prior to the scheduled date of such annual meeting or (b) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by Metabolix. Any such proposal should be mailed to: Metabolix, Inc., 21 Erie Street, Cambridge, Massachusetts 02139, Attention: Secretary.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the fiscal year ended December 31, 2015, we believe that all required persons complied with all Section 16(a) filing requirements.
EXPENSES AND SOLICITATION
The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or e-mail following the original solicitation. If Metabolix does retain a proxy solicitation firm, Metabolix would pay such firm's customary fees and expenses, which fees would be expected not to exceed $10,000 plus expenses.

ANNUAL MEETING OF STOCKHOLDERS OF

METABOLIX, INC.

May 19, 2016

GO GREEN

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Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The proxy statement and annual report to shareholders are available at http://ir.metabolix.com/index.cfm.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330000000000000000 9 051916

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of three Class I Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Peter N. Kellogg
○ Celeste Beeks Mastin
○ Robert L. Van Nostrand

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2016:	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ALL NOMINATED CLASS I DIRECTORS; FOR PROPOSAL 2; AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

VOTE BY MAIL

Mark, sign, and date your proxy card. Return it in the postage-paid envelope we have provided or return it to Metabolix, Inc., c/o American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 10219.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

METABOLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 19, 2016
9:30 a.m. Eastern Time

Exchange Place
53 State Street
Boston, MA 02109

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2016.

The undersigned hereby constitutes and appoints JOSEPH SHAULSON and SARAH P. CECIL, and each of them acting in the absence of the other with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Stockholders of METABOLIX, INC. (the "Company"), to be held at the offices of Goodwin Procter LLP at Exchange Place, 53 State Street, Boston, MA 02109, on May 19, 2016, at 9:30 a.m. Eastern time, and any adjournments or postponements thereof, and to vote all shares of the Company's common stock outstanding in the name of the undersigned on the matters set forth on the reverse side and upon any other matters that may come properly before the meeting or any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present at the meeting, as follows:

See reverse for voting instructions.

1.1 14475

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VOTING

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION EXERCISES AND STOCK VESTED, PENSION BENEFITS, AND NONQUALIFIED DEFERRED COMPENSATION

DIRECTOR COMPENSATION

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

REPORT OF THE AUDIT COMMITTEE

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OTHER MATTERS

FORM OF PROXY